SECURITIES AND EXCHANGE COMMISSION

                                  FORM S-8 POS

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Commission File Number:  000-28429

                               EWORLD TRAVEL CORP.

Nevada                                                                68-0423301
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

34190  Sepulveda  Avenue,  Suite  400,  Capistrano  Beach  CA              92624
(Address  of  principal  executive  offices)                         (Zip  Code)

                      STOCK FOR SERVICES COMPENSATION PLAN
                              (Full Title of Plan)

                               (Agent for Service)

                                 LAW OFFICES OF
                                 Luke C. Zouvas
                        835 Gage Drive San Diego CA 92106
                    phone (949) 487-7295  fax (949) 487-7285

                               September 24, 2002

                       CALCULATION OF REGISTRATION FEE (1)


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Title of    |   Amount to     |  Proposed       | Proposed       | Amount of   |
Securities  |   be Registered |  Maximum        | Maximum        | Registration|
To be       |                 |  Offering Price | Aggregate      | Fee         |
Registered  |                 |  Per Unit       | Offering Price |             |
--------------------------------------------------------------------------------
    N/A     |      N/A        |      N/A        |     N/A        |    N/A      |
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(1) The securities of the Issuer are presently listed for trading on the OTCBB (Over-The-Counter Bulletin Board). There is presently no active or liquid market for the shares of this Issuer. The price is determined accordingly at the mutually acceptable price of $0.02 per share, rather than at the nominal par value of $0.001.

(2) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(c) of the Securities Act of 1933.

This amendment to the previously filed S-8 is made to include the Auditors Rep Letter that was not included in the previous filing. The initial filing of the S-8 can be viewed at www.sec.gov in it's entirety. The auditors rep letter is included herein as Exhibit A.

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                                    EXHIBIT A

                          Auditor Representation Letter
                                       of

                             Chisholm and Associates
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                              Chisholm & Associates
                            Certified Public Account
                                 P.O. Box 540216
                         North Salt Lake City, UT 84054
                                  801-292-8756
                                fax 801-292-8809

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated March 20, 2002, with respect to the financial statements included in the filing of the Registration Statement (Form S-8) of the eWorld Travel, Corp for the fiscal year ended December 31, 2001.

/s/Chisholm  &  Associates
Chisholm  &  Associates
North  Salt  Lake  City,  Utah
September  23,  2002

                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               EWORLD TRAVEL CORP.

Dated:  September  23,  2002
                                        by


/s/Gerald  Yakimishyn                                        /s/J.  Dan  Sifford
Gerald  Yakimishyn                                              J.  Dan  Sifford
president/director                                            secretary/director